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                                                                      EXBITIT 15


Sierra Pacific Resources
6100 Neil Road
Reno, Nevada 89511

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited condensed interim financial information of Sierra Pacific Resources and subsidiaries for the period ended September 30, 1997, as indicated in our report dated November 4, 1997; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, is incorporated by reference in Registration Statements Nos. 33-90284 and 333-4374 on Forms S-3 and Registration Statement Nos. 2-92454, 33-87646, and 33-48152 on Forms S-8.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


DELOITTE & TOUCHE LLP
Reno, Nevada
November 11, 1997

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